                                6,000,000 Shares

                             Ameristar Casinos, Inc.

                                  Common Stock

                                ($0.01 Par Value)


                          EQUITY UNDERWRITING AGREEMENT



                                                           _______________, 2001


Bear, Stearns & Co. Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC World Markets Corp.
As Representatives of the
  Several Underwriters
c/o Bear Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167
and
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

                  Ameristar Casinos, Inc., a Nevada corporation (the "COMPANY"), and Craig H. Neilsen, a stockholder of the Company (the "SELLING STOCKHOLDER"), propose to sell to the several underwriters (the "UNDERWRITERS") named in
Schedule I hereto for whom you are acting as representatives (the "REPRESENTATIVES") an aggregate of 6,000,000 shares of the Company's Common Stock, $0.01 par value (the "FIRM SHARES"), of which 4,000,000 shares will be sold by the Company and 2,000,000 shares will be sold by the Selling Stockholder. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company and the Selling Stockholder are sometimes referred to herein collectively as the "SELLERS." The Company also proposes to sell at the Underwriters' option an aggregate of up to 900,000 additional shares of the Company's Common Stock (the "OPTION SHARES") as set forth below.

                  As the Representatives, you have advised the Company and the Selling Stockholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I,
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plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "SHARES."

                  In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. Representations and Warranties of the Company and the Selling Stockholder.

                  (a) The Company represents and warrants to each of the Underwriters as follows:

         (i) A registration statement on Form S-2 (File No. 333-______) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-2. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "REGISTRATION STATEMENT," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "PROSPECTUS" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "PRELIMINARY PROSPECTUS." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

         (ii) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time filed with the Commission conformed, in all respects to the requirements of the Securities Exchange Act of 1934 (the

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"EXCHANGE ACT") or the Act, as applicable, and the rules and regulations of the
Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

                  (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

                   (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                    (v) As of the Closing Date (as defined in Section 2(c) below, all of the subsidiaries of the Company are listed in Schedule II attached hereto (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"); all of the outstanding shares of capital stock of the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and will, except as described in the Prospectus, be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions, those imposed by applicable Gaming Regulations (as defined in that certain Indenture dated as of February 2, 2001 among the Company, the guarantors named therein and U.S. Bank Trust National Association (the "INDENTURE")) and Permitted Liens (as defined in the Indenture)) or voting; except as described in the Prospectus, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Prospectus and except for Cash Equivalents

                                      -3-
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(as defined in the Indenture), the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

                   (vi) Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Prospectus; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, business, financial condition, business prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

                  (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

                 (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the issuance and sale by the Company of the Shares to the Underwriters or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or as may be required to qualify the Shares for public offering by the Underwriters under state securities or "Blue Sky" laws. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document),
(ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

                   (ix) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares to the Underwriters) will not

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conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming receipt of approvals, registrations and filings described in subsection (viii) above) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                    (x) The audited and unaudited consolidated financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The audited and unaudited consolidated financial statements of Station Casinos, Inc. Missouri Operations sold to the Company (the "MISSOURI PROPERTIES") included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Missouri Properties at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data included in or incorporated by reference in the Registration Statement and the Prospectus relating to the Company and the Missouri Properties, respectively, present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included or incorporated by reference therein, except as otherwise stated therein. Arthur Andersen LLP (the "INDEPENDENT ACCOUNTANTS") is an independent public accounting firm with respect to each of the Company and the Missouri Properties within the meaning of the Act and the Rules and Regulations.

                   (xi) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared, in all material respects, in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) reflect adjustments that have been properly computed on the bases described therein; the pro forma financial data and other pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith to reflect the transactions or circumstances referred to therein.

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                  (xii) Except as described in the Prospectus with regard to proceedings by the Mississippi Gaming Commission relating to gaming on the Big Black River, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the consummation of the other transactions described in the Prospectus.

                 (xiii) Each of the Company and the Subsidiaries possesses all licenses (including, but not limited to, gaming licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted as set forth in the Prospectus ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; except to the extent disclosed in the Prospectus with respect to Gaming Regulations and except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and the Subsidiaries has fulfilled and performed, in all material respects, all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xiv) Since the date of the most recent financial statements appearing in the Prospectus, except as described in the Prospectus, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, financial condition, business prospects or results of operations of the Companies and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and
(iii) there shall not have been any change in the capital stock (except for the grant and exercise of stock options in the ordinary course of business) or the amount of long-term indebtedness of the Company or the Subsidiaries.

                   (xv) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such re-

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turns would not, individually or in the aggregate, have a Material Adverse
Effect. Except for taxes owed but not yet due to be paid and other tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

                  (xvi) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

                 (xvii) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Shares to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                (xviii) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Prospectus, except for Permitted Liens (as defined in the Indenture) and except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All Contracts to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated by them as described in the Prospectus, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that is reasonably likely to be sustained and that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

                  (xix) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any

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of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

                   (xx) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company, threatened that would, individually or in the aggregate, result in any Material Adverse Effect.

                  (xxi) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is reasonable in accordance with the customary industry practice.

                 (xxii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) none of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant and (ii) with respect to such plans, the Company and each Subsidiary is in compliance with all applicable provisions of ERISA.

                (xxiii) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B)

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transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                 (xxiv) None of the Company or the Subsidiaries is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (xxv) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq National Market in accordance with Regulation M under the Exchange Act.

                 (xxvi) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

                  (b) The Selling Stockholder represents and warrants to each of the Underwriters as follows:

                  (i) The Selling Stockholder now has and at the Closing Date will have good and marketable title to the Firm Shares to be sold by the Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                 (ii) The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and the Power of Attorney referred to below and to perform his obligations under such Agreements. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party, or of any order, rule or regulation applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                (iii) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                 (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1(a) are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Firm Shares by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement or the documents incorporated by reference therein. The information pertaining to the Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

         2.       Purchase, Sale and Delivery of the Firm Shares.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of the Selling Stockholder shall be several and not joint.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Selling Stockholder for the shares to be sold by the Selling Stockholder, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "CLOSING DATE." (As used herein, "BUSINESS DAY" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Company is 900,000. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and
(ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "OPTION CLOSING DATE"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York.

         3.       Offering by the Underwriters.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4.       Covenants of the Company and the Selling Stockholder.

                  (a) The Company covenants and agrees with the several Underwriters that:

                    (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Representatives shall not have given their consent (which consent shall not unreasonably be withheld, conditioned or delayed) or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                   (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                   (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

                    (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                   (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                  (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the

Company otherwise than hereunder or with the prior written consent of each of Bear, Stearns & Co., Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "LEAD REPRESENTATIVES").

                  (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                  (x) The Company has caused each officer and director of the Company listed on Schedule III hereto to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except to the extent set forth in the Prospectus or with the prior written consent of each of the Lead Representatives ("LOCKUP AGREEMENTS").

                  (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

                  (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                  (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (b) The Selling Stockholder covenants and agrees with the several Underwriters that:

                   (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Stockholder or request to register the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Selling Stockholder otherwise than hereunder or with the prior written consent of each of the Lead Representatives.

                 (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                (iii) The Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         5.       Costs and Expenses.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, any listing applications and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company and the Selling Stockholder, (iv) preparation (including printing), issuance and delivery to the Underwriters of the Shares, (v) the qualification of the Shares under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto (not to exceed $2,000 in the aggregate), (vi) excluding travel and lodging expenses of the Representatives, expenses in connection with the "roadshow" and any other meetings with prospective investors in the Securities, (vii) the filing fees of the Commission, (viii) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares and (ix) the listing fee of the Nasdaq National Market. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform all obligations on their part to be performed hereunder (in each case other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied (or, in the absence of such default, would have been satisfied) in accordance herewith), the Company agrees to promptly reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares. It is understood that, except as provided in the immediately preceding sentence and in Section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         6.       Conditions of Obligations of the Underwriters.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the following conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholder, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as the case may be, which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions, dated as of the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, of (i) Gibson, Dunn & Crutcher LLP, counsel for the Company, substantially in the form of Exhibit A-1 hereto, and (ii) opinions from local gaming counsel for the Company, in Nevada, Iowa, Mississippi and Missouri, each of which shall be substantially in the form of Exhibits A-2, A-3, A-4 and A-5 hereto, respectively.

                  (c) On the Closing Date, or the Option Closing Date, as the case may be, the Representatives shall have received the opinion, in form and substance satisfactory to the Representatives, dated as of the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to certain legal matters relating to this Agreement and such other related matters as the Representatives may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (d) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date or the

         Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants' comfort letters to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (e) The representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall be true and correct on and as of the date hereof and, in all material respects, on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and, in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be; the Company and the Selling Stockholder shall have performed all covenants in all material respects and agreements and satisfied all conditions in all material respects on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be, and, except as described in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Prospectus, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has Material Adverse Effect.

                  (f) Subsequent to the date of the most recent financial statements in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (g) The Representatives shall have received a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Senior Vice President and the Chief Financial Officer, in such capacities, to the effect that:

                           (i) The representations and warranties of the Company
                  contained in this Agreement are true and correct on and as of the date hereof, in all material respects, and on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be;

                          (ii) At the Closing Date or the Option Closing Date,
                  as the case may be, since the date hereof or since the date of the most recent financial statements in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), no event or development known to them has occurred, and no information has become known, that, individually or in the aggregate, has had a Material Adverse Effect; and

                         (iii) No stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for such purpose have been taken or are, to their knowledge, contemplated by the Commission.

                  (h) The Representatives shall have received a certificate of the Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, signed by the Selling Stockholder or his Attorney-in-Fact to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct on and as of the date hereof, in all material respects, and on and as of the Closing Date or the Option Closing Date, as the case may be, and the Selling Stockholder has performed all covenants and agreements and satisfied all conditions on his part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  (i) The Firm Shares and Option Shares, if any, shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

                  (j) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (k) The Lockup Agreements described in Section 4 (a)(x) shall have been received by the Representatives and shall be in full force and effect.

                  On or before the Closing Date or the Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Representatives shall reasonably request.

         7.       Conditions of the Obligations of the Sellers.

                  The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange in respect of the offering of the Shares (each an "APPLICATION"); or

                 (ii) the omission or alleged omission to state, in (A) the Registration Statement or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Underwriters and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by or through the Representatives specifically for use therein and provided, further, that the Company will not be liable to the extent that such loss, claim, liability, expense or damages arises from the sale of the Shares to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in a Preliminary Prospectus that is corrected in the Prospectus if the person asserting any such loss, claim, liability, expense or damage purchased the Shares from an Underwriter in reliance upon the Preliminary Prospectus but was not sent or given a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the written confirmation of the sale of such Shares to such person, unless the failure to deliver the Prospectus was a result of noncompliance by the Company with Section 4(a)(iv) of this Agreement and it shall have been finally determined by a court of competent jurisdiction that there would have been no loss, claim, liability, expense or damage had such corrected Prospectus been so sent or given. The indemnity provided for in this
Section 8 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this
Section 8 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

                  (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act, the Exchange Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above. In no event, however, shall the liability of the Selling Stockholder for indemnification under this Section 8(b) exceed the proceeds received by the Selling Stockholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

                  (c) The Underwriters, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, its officers, the Selling Stockholder and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter, furnished to the Company by or through the Representatives specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 8 will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties. The Underwriters shall not be liable under this Section 8 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Company and the Selling Stockholder shall not, without the prior written consent of the Underwriters, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Underwriter is or could have been a party, or indemnity could have been sought hereunder by any Underwriter, unless such settlement (A) includes an unconditional written release of the Underwriters, in form and substance reasonably satisfactory to the Underwriters, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Underwriter.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a), (b) or (c) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b) and (c) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) or (b) of this Section 8 or the Company in the case of paragraph
(c) of this Section 8, representing the indemnified parties under such paragraphs (a) and (b) or paragraph (c), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

                  (e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Selling Stockholder on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total discounts and commissions received by such Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand, or such Underwriter on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Selling Stockholder and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         9.       Default by Underwriters.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholder except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to the Representatives, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention:
,           and c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, North Tower, World Financial Center, New York, New York 10281-1201, Attention: ; if to the Company or the Selling Stockholder, to Ameristar Casinos, Inc., 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109, Attention: Thomas M. Steinbauer; with copies to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071-3197,
Attention: Jonathan K. Layne, Esq. and Ameristar Casinos, Inc., 16633 Ventura Boulevard, Suite 1050, Encino, California 91436, Attention: Gordon R. Kanofsky, Esq. All such notices and communications shall be effective upon receipt.

         11.      Termination.

                  (a) This Agreement may be terminated in the sole discretion of the Representatives by notice to the Company given (a) on the Closing Date, in the event that the Company or the Selling Stockholder shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or (b) on or prior to the Closing Date, if at or prior to the Closing Date:

                  (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representatives, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Representatives, any event or development that, individually or in the aggregate, has had or has a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Prospectus (exclusive of any amendment or supplement thereto);

                 (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a general banking moratorium shall have been declared by New York or United States authorities; or

                 (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict or acts of terrorism involving the United States or any other national or international calamity or emergency, (C) any material change in the financial markets of the United States or (D) a material disruption in commercial banking or securities settlement or clearance services in the United States that, in the case of (A), (B), (C) or (D) above and in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Prospectus.

                  (b) This Agreement may be terminated as provided in Section 9 hereof.

                  (c) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 12 hereof.

         12.      Survival Clause.

                  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Selling Stockholder, the Company's officers and the Underwriters set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Selling Stockholder, any of the Company's officers or directors, the Underwriters or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 8 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         13.      Information Supplied by Underwriters.

                  The statements set forth in the first and fifth sentences of the third paragraph and the first and last sentences of the 13th paragraph under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters), and the list of Underwriters on the cover, back pages and Underwriting section thereof, constitute the only information furnished by the Underwriters to the Company for the purposes of Sections 1(a)(ii) and 8 hereof.

         14.      Successors.

                  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholder and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Selling Stockholder contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company and the Selling Stockholder, the Company's officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

         15.      Applicable Law.

                  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

         16.      Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

                  Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by the Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                       Very truly yours,

                                       AMERISTAR CASINOS, INC.


                                       By:  ____________________________
                                            Name:
                                            Title:


                                       CRAIG H. NEILSEN


                                       By:  ____________________________
                                            Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CIBC WORLD MARKETS CORP.

As Representatives of the several
Underwriters listed on Schedule I

By: Bear Stearns & Co. Inc.


By:  __________________________________
     Name:
     Title:


By: Merrill, Lynch, Pierce, Fenner & Smith
    Incorporated


By:  __________________________________
     Name:
     Title:

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS


                                                          Number of Firm Shares
Underwriter                                                 to be Purchased
-----------                                                 ---------------
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC World Markets Corp.


                                                                ---------
                                       Total                    6,000,000
                                                                ---------

                                   SCHEDULE II

                                  SUBSIDIARIES


Name                                           Jurisdiction of Incorporation
----                                           -----------------------------
Cactus Pete's, Inc.                            Nevada
Ameristar Casino Vicksburg, Inc.               Mississippi
Ameristar Casino Council Bluffs, Inc.          Iowa
Ameristar Casino Las Vegas, Inc.               Nevada
A.C. Food Services, Inc.                       Nevada
Ameristar Casino St. Louis, Inc.               Missouri
Ameristar Casino Kansas City, Inc.             Missouri
Ameristar Casino St. Charles, Inc.             Missouri

                                  SCHEDULE III

                      PERSONS SUBJECT TO LOCKUP AGREEMENTS


1.       Craig H. Neilsen
2.       Thomas M. Steinbauer
3.       Gordon R. Kanofsky
4.       Larry A. Hodges
5.       Joseph E. Monaly
6.       W. Bruce Turner

                                                                     Exhibit A-1


                 Form of Opinion of Gibson, Dunn & Crutcher LLP


                  1. The Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all jurisdictions (other than its jurisdiction of incorporation) where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The authorized capitalization of the Company is as set forth under the caption "Capitalization" in the Prospectus.

                  2. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and are non-assessable. All of the issued shares of capital stock of each Subsidiary are owned of record directly by the Company, and, except as described in the Prospectus, to the best of our knowledge and assuming that the Company acquired such shares in good faith and without knowledge of any adverse claim, are owned beneficially directly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims imposed by the Securities Act, those imposed by applicable Gaming Regulations and Permitted Liens).

                  3. Neither the Company, nor any Subsidiary is, or after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4. Neither the issuance and sale of the Shares nor the execution, delivery and performance by any Seller of the Underwriting Agreement, do or will (i) to the best of our knowledge, violate any order, judgment or decree of any court or other agency of government binding on any Seller or any Subsidiary, (ii) based solely upon review of the documents identified to us by officers of the Company and the Subsidiaries as constituting all material contracts of the Company and the Subsidiaries, which are listed on Schedule A hereto (each a "MATERIAL CONTRACT"), result in a material breach of or material default under any Material Contract, or (iii) result in or require the creation or imposition of any lien or encumbrance upon any assets of the Company or any Subsidiaries under (A) the laws of the State of New York or United States federal law or (B) any Material Contract, in each case except where such violation would not have, individually or in the aggregate, a Material Adverse Effect.

                  5. Neither the issuance and sale of the Shares nor the execution, delivery and performance by any Seller of the Underwriting Agreement, do or will violate, or require any authorization, consent, waiver or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to any Seller or any Sub-sidiary that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, except for such authorizations, consents, waivers or approvals (i) as may be required under any securities or Blue Sky laws, (ii) as already have been obtained or (iii) that, if not made or obtained, would not have a Material Adverse Effect.

                  6. To the best of our knowledge, there is no action, suit or proceeding pending or threatened against any Seller or any Subsidiary that is not disclosed in the Prospectus and (i) which would reasonably be expected to have a Material Adverse Effect or (ii) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold under the Underwriting Agreement or the consummation of the other transactions described in the Prospectus.

                  7. Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                  8. We have been advised by the Commission that the Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                  9. The Registration Statement, the Prospectus and each amendment or supplement thereto and each of the documents incorporated by reference therein comply as to form in all material respects with the requirements of the Act or Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules included or incorporated by reference therein). The conditions for the use of Form S-2, set forth in the General Instructions thereto, have been satisfied.

                  10. Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by refer-ence or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  11. This Agreement has been duly executed and delivered on behalf of the Selling Stockholder.

                  12. The Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by state securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by the Selling Stockholder.

                  13. The Power of Attorney executed and delivered by the Selling Stockholder is valid and binding.

                  14. The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by the Selling Stockholder on the Closing Date, free and clear of all liens, encumbrances, equities and claims.

                  In addition, such counsel shall state that:

                  We have participated in conferences with the Selling Stockholder, officers and other representatives of the Company and the Subsidiaries, representatives of the independent auditors of the Company and the Subsidiaries and your representatives at which the contents of the Registration Statement, the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement and the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. On the basis of the foregoing, and except for the financial statements and schedules and other financial, accounting and statistical data included therein as to which we express no such belief, no facts have come to our attention that lead us to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.